SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 31, 2003

Constar International Inc.

(Exact name of registrant as specified in charter)

Delaware	000-16496	13-1889304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA	(215) 552-3700	19154
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

99.1	Selected information from a presentation dated March 31, 2003

Item 9.    Regulation FD Disclosure.

On March 31, 2003, management of Constar International Inc. made a presentation to certain of its investors using slides containing the information attached to this Form 8-K as exhibit 99.1, which is incorporated herein by reference.

Limitation of Incorporation by Reference

In accordance with general instruction B.2 of form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: March 31, 2003	By:	/s/ James C. Cook
James C. Cook Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Selected information from a presentation dated March 31, 2003